UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 31, 2016

FelCor Lodging Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14236	75-2541756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Frwy., Suite 1300 Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	972 444-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     Director Resignation

On March 31, 2016, Robert A. Mathewson, a director of FelCor Lodging Trust Incorporated (“FelCor”), notified FelCor of his decision to resign as a member of FelCor’s board of directors (the “Board”), effective May 1, 2016. Mr. Mathewson indicated that his decision to resign was not a result of any disagreement with FelCor.

(d)     Election of New Directors

On March 31, 2016, the Board elected Dana Hamilton, age 47, and Patricia L. Gibson, age 53, to serve as independent directors. The Board has appointed Ms. Hamilton to serve on its executive committee and Ms. Gibson to serve on its finance committee. Ms. Hamilton and Ms. Gibson will stand for election by FelCor’s stockholders to full one-year terms at FelCor’s annual stockholder meeting in May 2016.

Ms. Hamilton and Ms. Gibson were appointed to the Board and the committees indicated above in accordance with FelCor’s agreement with a stockholder, as previously disclosed in FelCor’s Current Report on Form 8-K filed February 19, 2016. There are no transactions or relationships between FelCor and either of the newly-elected directors that are reportable under Item 404(a) of Regulation S-K. Ms. Hamilton and Ms. Gibson will be paid in accordance with FelCor’s compensation program for all independent directors.

Item 7.01     Regulation FD Disclosure

On April 4, 2016, FelCor issued a press release announcing the foregoing actions, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit
99.1	Press release issued by FelCor Lodging Trust Incorporated on April 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 5, 2016	FelCor Lodging Trust Incorporated

	By:	/s/Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Press release issued by FelCor Lodging Trust Incorporated on April 4, 2016.